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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 12, 2003




                            JUPITER ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)




          Nevada                    000-30996                    98-0208667
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(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)             Identification No.)



94 Rue de Lausanne, CH1202, Geneva, Switzerland
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   (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: 011-41-22-9000000
                                                    -----------------



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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On March 12, 2003, the Registrant disclosed information regarding its agreement with Beijing Bluesky Kspan Steel Constitution Company Ltd. The information contained in the press release is incorporated herein by reference and filed as
Exhibit 99.1. The Agreement and Plan of Reorganization is incorporated by reference and filed as Exhibit 2.7.

The Registrant intends to prepare and issue an information statement concerning an amendment to the Articles of Incorporation to increase the authorized capital from 5 million to 100 million shares of common stock. The action will be approved by the majority consent of the shareholders without a meeting, and proxies will not be solicited. The anticipated effective date of the amendment will be on or about June 13, 2003.


ITEM 7. EXHIBITS

Exhibit No.       Description

2.7 Agreement and Plan of Reorganization dated March 12, 2003 by and among the Registrant, Beijing Bluesky Kspan Steel Constitution Company Ltd. ("Bluesky") and certain shareholders of Bluesky (filed herewith).

99.1              Press release dated March 12, 2003. (filed herewith).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  JUPITER ENTERPRISES, INC.


                                  /s/ Michael J.A. Harrop

                                  By:
                                     -----------------------------------
                                   Michael J.A. Harrop, President
                                   and Secretary

Date: April 15, 2003

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EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

2.7 Agreement and Plan of Reorganization dated March 12, 2003 by and among the Registrant, Beijing Bluesky Kspan Steel
                  Constitution Company Ltd. ("Bluesky") and certain shareholders of Bluesky (filed herewith).

99.1              Press release dated March 12, 2003. (filed herewith).